Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Gymboree 401(k) Plan

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-74269, 333-153461,
333-107564 and 333-141928) of our report dated June 15, 2010, relating to the financial statements and supplemental schedules of The Gymboree 401(k) Plan which appear in this Form 11-K.

/s/ BDO SEIDMAN, LLP

San Francisco, California

June 15, 2010